EXHIBIT 99.1

Press Release	Source: Affirmative Insurance Holdings, Inc. and USAgencies, L.L.C.
Affirmative Insurance Holdings Announces the Acquisition of USAgencies
Tuesday October 17, 8:00 am ET
ADDISON, Texas & BATON ROUGE, La.—(BUSINESS WIRE)—Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM — News) and privately-held USAgencies, L.L.C., today announced a definitive agreement under which Affirmative will acquire 100% of the membership units of USAgencies, in a fully-financed all cash transaction valued at approximately $200 million. The transaction is subject to regulatory approval and other usual closing conditions associated with similar transactions.
USAgencies is a privately-held non-standard automobile insurance provider headquartered in Baton Rouge, Louisiana. It has 92 sales offices in Louisiana, Illinois and Alabama selling its products directly to consumers through its retail stores, virtual call centers and internet site. The retail stores in Louisiana will continue to operate under the USAgencies brand. In 2005, USAgencies had gross written premium of approximately $157 million.
“This acquisition brings us closer to building a significant presence in the non-standard automobile insurance industry,” stated Kevin Callahan, CEO of Affirmative. “The acquisition of USAgencies will give Affirmative access to Louisiana, the 12th largest non-standard automobile insurance market in the country.”
“This is great news for our customers and employees,” said Kevin Couhig, Chairman of USAgencies’ Strategic Options Committee which handled negotiations for the definitive agreement. Couhig further stated, “USAgencies over the years has delivered exceptional value and service to its customers - it is a great company comprised of great people. We strongly believe that joining with Affirmative is the right strategy for USAgencies’ customers, employees, and owners.”
Affirmative’s management will conduct a conference call today at 10:00 a.m. Eastern time (9:00 a.m. Central time). Following a brief presentation, participants will have the opportunity to ask questions. To participate in the call, dial 866-356-4441 and use pass code 62516192. The international dial-in number is 617-597-5396.
A real-time audio webcast of the conference call can be accessed by visiting our Web site at http://www.affirmativeholdings.com . Click on the “investor relations” link where an audio link is provided. Individuals accessing the audio webcast will be “listen only” and will not have the ability to take part in the Q&A session.
A replay of the call will be made available approximately one hour after the conclusion of the call. Interested individuals can access the webcast replay at http://www.affirmativeholdings.com by clicking on the webcast link. A phone replay will also be available through October 24, 2006 and may be accessed by dialing 888-286-8010 (international dial 617-801-6888), pass code 20532260.
Forward-Looking Statements Disclosure
Certain information in this news release and other statements or materials are not historical facts but are forward-looking statements relating to such matters as future results of Affirmative’s business, financial condition, liquidity, results of operations, plans, and objectives. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Affirmative provides the following cautionary remarks regarding important factors that, among others, could cause its actual results and experience to differ materially from the anticipated results or other expectations expressed in its forward-looking statements. The risks and uncertainties that may affect the operations, performance, results of its business, and the other matters referred to above include, but are not limited to: general volatility of the non-standard personal automobile and reinsurance markets; the market price of Affirmative’s common stock; changes in business strategy; severe weather conditions; availability, terms and deployment of capital; the degree and nature of competitor product and pricing activity; changes in the non-standard personal automobile insurance industry, interest rates or the general economy; identification and integration of potential acquisitions; claims experience; and availability of qualified personnel.
ABOUT AFFIRMATIVE INSURANCE HOLDINGS
Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of personal non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 12 states, including Texas, Illinois, California and Florida.
ABOUT USAgencies
Headquartered in Baton Rouge, Louisiana, USAgencies, L.L.C. provides non-standard personal automobile insurance and premium finance products and services on a direct-to-consumer basis in Alabama, Illinois and Louisiana.
                       Contact:
Affirmative Insurance Holdings, Inc.
Chief Financial Officer
Mark Pape, 972-728-6481
or
USAgencies, L.L.C.
Chairman, Strategic Options Committee
Kevin Couhig, 225-612-2583